Exhibit 99.1

Software Acquisition Group Inc. II Announces Closing of Underwriter’s Option to Purchase Additional Units in Connection with its Initial Public Offering

New York, New York, September 24, 2020 (GLOBE NEWSWIRE) – Software Acquisition Group Inc. II (Nasdaq: SAIIU) (the “Company”) announced today that it closed the issuance of an additional 2,250,000 units pursuant to the exercise of the underwriter’s option in full to purchase additional units in connection with its initial public offering at $10.00 per unit, resulting in gross proceeds of $22,500,000 and bringing the total gross proceeds of the initial public offering to $172,500,000.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “SAIIU” on September 15, 2020. Each unit consists of one share of the Company’s Class A common stock and one half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants will trade and are exercisable.  Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be traded on Nasdaq under the symbols “SAII” and “SAIIW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the software and internet technology industries. The Company is led by Chairman and Chief Executive Officer, Jonathan Huberman, and Vice President of Acquisitions, Mike Nikzad. In addition to Messrs. Huberman and Nikzad, the Board of Directors includes Andrew Nikou, Stephanie Davis, Peter Diamandis, Steven Guggenheimer and Matt Olton.

B. Riley Securities, Inc. acted as sole book-running manager of the offering.

Of the proceeds received from the consummation of the initial public offering (as well as the exercise of the option to purchase additional units) and a simultaneous private placement of units, $172,500,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of September 23, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement (but not including the closing of the additional units described herein) was included as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on September 23, 2020.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Kirkland & Ellis LLP acted as counsel to the underwriter.

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from B. Riley Securities, Inc. at 1300 17th Street N., Suite 1400, Attn: Syndicate Prospectus Department, Arlington, Virginia 22209, by telephone at (800) 846-5050 or by email at prospectuses@brileyfin.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission on September 14, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jonathan Huberman
Chief Executive Officer
Software Acquisition Group Inc. II
jon@softwareaqn.com | 310.991.4982